EXECUTION VERSION

                          SECURITIES PURCHASE AGREEMENT

       This Securities Purchase Agreement (this "Agreement") is dated as of November __, 2005, by and among IT&E International Group, a Nevada corporation (the "Company"), ComVest Investment Partners II LLC, a Delaware limited liability company ("ComVest"), and the purchasers set forth on the signature pages attached hereto (each a "Purchaser" and collectively with ComVest the "Purchasers").

       WHEREAS, subject to the terms and conditions set forth in this Agreement and in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company (collectively with the other Purchasers) as aggregate of (i) up to 11,500 shares of Series D Convertible Preferred Stock, stated value $1,000 per share (the "Series D Preferred Stock"), or senior secured convertible notes (the "Senior Secured Notes") in an aggregate principal amount of up to Eleven Million Five Hundred Thousand Dollars ($11,500,000), (ii) warrants (the "Warrants") to purchase up to 82,142,788 shares of common stock, $0.001 par value per share ("Common Stock") and (iii) an option to purchase up to an additional 5,000 shares of Series D Preferred Stock and Warrants for the purchase of 35,714,256 shares of common stock for an aggregate purchase price of an additional Five Million Dollars $5,000,000 within six months of the Initial Closing (as defined herein) on the same terms as set forth herein;

       NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

                                   ARTICLE I.
                                   DEFINITIONS

       1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

           (a) "Action" means any claim, action, suit, arbitration, inquiry, action or investigation by or before any Governmental Authority.

           (b) "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

           (c)    "Agreement" shall have the meaning set forth in the Preamble.


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           (d)    "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

           (e) "Certificate of Designation" means the Certificate of Designation of Rights and Preferences of Series D Convertible Preferred Stock of the Company to be filed with the Secretary of State of the State of Delaware in connection with the issuance of the Series D Preferred Stock in the form of Exhibit A attached hereto.

           (f) "Claims" means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, Encumbrances, notices of noncompliance or violation, investigations, Actions, consent orders or consent agreements.

           (g) "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

           (h)    "Company" shall have the meaning set forth in the Preamble.

           (i) "Company Indemnified Party" shall have the meaning set forth in Section 4.10(b).

           (j) "Company Intellectual Property" means Intellectual Property owned by the Company or any Subsidiary.

           (k) "Company IP Agreements" means (a) licenses of Intellectual Property by the Company or any Subsidiary to any third party, (b) licenses of Intellectual Property by any third party to the Company or any Subsidiary, (c) agreements between the Company or any Subsidiary and any third party relating to the development or use of Intellectual Property, the development of data, or the modification, framing, linking, or advertisement with respect to Internet web sites and (d) consents, settlements, decrees, orders, injunctions, judgments or rulings to which the Company or any Subsidiary is a party, governing the use, validity or enforceability of Company Intellectual Property.

           (l) "Company Software" means all Software (a) material to the operation of its business or (b) manufactured, distributed, sold, licensed or marketed by the Company or any Subsidiary.

           (m)    "Commission" means the Securities and Exchange Commission.

           (n) "Common Stock" shall have the meaning set forth in the Recitals.

           (o) "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

           (p) "Company Counsel" means Foley & Lardner, LLP with offices located at 402 W. Broadway, Suite 2300, San Diego, California 92101-3542.


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           (q)    "control" (including the terms "controlled by" and "under
common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

           (r) "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Series D Preferred Stock.

           (s) "Copyrights" means mask works, rights of publicity and privacy, and copyrights in works of authorship of any type, including Software, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, all moral and common law rights thereto, and all other rights associated therewith.

           (t) "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Company to Purchasers in connection with this Agreement.

           (u) "Encumbrance" means any security interest, pledge, hypothecation, mortgage, Encumbrance (including environmental and tax Encumbrances), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

           (v) "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

           (w) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

           (x) "Exempt Issuance" means the issuance of (a) shares of Common Stock options or shares of Common Stock issued upon the exercise of any such options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors (the "Board") of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date hereof, provided that such securities have not been amended since the date of this Agreement, (c) the Securities issued or issuable hereunder, (d) issuances in connection with mergers, acquisitions, joint ventures or other transactions with an unrelated third party in a bona fide transaction the purpose of which is not fundraising, or (e) issuances at fair market value to the Company's suppliers, consultants and other providers of services and goods not to exceed $100,000 to any one Person, and not to exceed an aggregate of $250,000 in any fiscal year without the prior written consent of Purchasers.

           (y) "GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.


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           (z)    "Governmental Authority" means any federal, national,
supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

           (aa) "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

           (bb) "GT" means Greenberg Traurig, LLP with offices located at The Met Life Building, 200 Park Avenue, New York, New York 10166.

           (cc) "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the Company or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

           (dd) "Indemnified Party" shall mean a Company Indemnified Party or a Purchaser Indemnified Party, as the case may be;

           (ee) "Indemnifying Party" shall mean Purchasers pursuant to Section 4.10(a) and the Company pursuant to Section 4.10(b), as the case may be

           (ff) "Intellectual Property" means (i) patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names and other identifiers of source or goodwill, including registrations and


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


applications for registration thereof and including the goodwill of its business symbolized thereby or associated therewith, (iii) mask works and copyrights, including copyrights in computer software, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets, know how and invention rights.

           (gg)   "IRS" means the Internal Revenue Service of the United States.

           (hh) "Law" means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

           (ii) "Leased Real Property" means the real property leased by the Company or any Subsidiary as tenant, together with, to the extent leased by the Company or any Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

           (jj) "Licensed Intellectual Property" means Intellectual Property licensed to the Company or any Subsidiary pursuant to the Company IP Agreements.

           (kk) "Lock-up Agreements" means the agreements between certain executives of the Company and the Company in the form of Exhibit B attached hereto.

           (ll) "Material Adverse Effect" means any circumstance, change in or effect on its business, the Company or any Subsidiary that, individually or in the aggregate with all other circumstances, changes in or effects on its business, the Company or any Subsidiary: (a) is or is reasonably likely to be materially adverse to its business, operations, assets or liabilities (including contingent liabilities), employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of its business, the Company or any Subsidiary or (b) is reasonably likely to materially adversely effect the ability of any Purchaser to operate or conduct its business in the manner in which it is currently or contemplated to be operated or conducted by the Company or any Subsidiary.

           (mm) "Optional Additional Investment" shall have the meaning set forth in Section 2.4.

           (nn) "Patents" means United States, foreign and international patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties and conventions.

           (oo) "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.


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


           (pp) "Preferred Shares" means the shares of Series D preferred Stock issued to Purchasers pursuant to this Agreement.

           (qq) "Preferred Stock" means the "blank check" preferred stock designated by the Company.

           (rr) "Purchaser" and "Purchasers" shall have the meanings set forth in the Preamble.

           (ss) "Purchaser Indemnified Party" shall have the meaning set forth in Section 4.10(a).

           (tt)   "Real Property" means the Leased Real Property.

           (uu) "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and Purchasers, in the form of Exhibit C attached hereto.

           (vv) "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by Purchasers of the Shares and the Warrant Shares.

           (ww) "Regulation D" shall have the meaning set forth in the Recitals.

           (xx) "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

           (yy) "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

           (zz)   "SEC Reports" shall have the meaning ascribed to such term in
Section 3.1(g).

           (aaa) "Securities" collectively means the Preferred Shares, the Conversion Shares, the Senior Secured Notes, the Warrants and the Warrant Shares.

           (bbb) "Security Agreements" means the Security Agreements between the Company and Purchasers in the forms of Exhibit D attached hereto.

           (ccc) "Securities Act" shall have the meaning set forth in the Recitals.

           (ddd) "Senior Secured Notes" shall have the meaning set forth in the Recitals in the form of Exhibit E attached hereto.

           (eee) "Series D Preferred Stock" shall have the meaning set forth in the Recitals.


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


           (fff) "Software" means computer software, programs and databases in any form, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations.

           (ggg) "Subsidiaries" means any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

           (hhh) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

           (iii) "Tax Returns" means any return, declaration, report, election, claim for refund or information return or other statement or form relating to, filed or required to be filed with any Tax authority for the Company's fiscal years ended after April 14, 2004 and thereafter, including any schedule or attachment thereto or any amendment thereof.

           (jjj) "Total Purchase Price" shall be equal to Ten Million Dollars ($10,000,000).

           (kkk) "Trade Secrets" means trade secrets, know-how and other confidential or proprietary technical, business and other information, including manufacturing and production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, and all rights in any jurisdiction to limit the use or disclosure thereof.

           (lll) "Trademarks" means trademarks, service marks, trade dress, logos, trade names, corporate names, URL addresses, domain names and symbols, slogans and other indicia of source or origin, including the goodwill of its business symbolized thereby or associated therewith, common law rights thereto, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, and all other rights associated therewith.

           (mmm) "Transaction Documents" means this Agreement, the Senior Secured Notes, the Certificate of Designation, the Warrants, the Security Agreements and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.


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


           (nnn) "Warrants" shall have the meaning set forth in the Recitals in the form of Exhibit F attached hereto.

           (ooo) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

       1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

       1.3 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

                 (i) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

                 (ii) references to the "knowledge" of the Company shall refer to the actual knowledge of any of the Company's officers or members of its Board or the knowledge that any such person would reasonably be expected to have assuming reasonable inquiry;

                 (iii) references to "due inquiry" shall mean that the Company shall have inquired of each of the members of the Board of Directors, members of executive management and any professional advisors;

                 (iv) the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

                 (v) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

                 (vi) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

                 (vii) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

                 (viii) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

                 (ix) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;


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


                 (x) references to a Person are, in the case of individuals, also to his or her personal representatives, heirs and permitted assigns and, in the case of entities, also to its successors and permitted assigns; and

                 (xi) the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

                                   ARTICLE II.
                                PURCHASE AND SALE

       2.1 Purchase and Sale. The Company hereby agrees to sell and the Purchasers agrees to purchase up to Eleven Thousand Five Hundred (11,500) shares of Series D Preferred Stock or Senior Secured Notes and Warrants to purchase Common Stock in the aggregate purchase price of up to $11,500,000 subject to the provisions of Section 2.2 below. Each of the Purchasers acknowledges and agrees that if on the date of the Initial Closing, or the Second Closing, as applicable, the Company's Series D Preferred Stock is not duly authorized, the Purchasers shall purchase and the Company shall issue Senior Secured Notes and Warrants.

       2.2  Closing.

           (a) The consummation of the initial sale of Senior Secured Notes (or Preferred Shares) and Warrants (the "Initial Closing") shall take place on or before November __, 2005 (the "Closing Date") and the second closing shall take place no later than December 31, 2005 ("Second Closing") by telecopy exchange of signature pages with originals to follow by overnight delivery, or in such other manner or at such place as the parties hereto may agree. There may be additional closings in connection with the Optional Investment in accordance with Section 2.4 (each an "Option Closing" and collectively "Option Closings"). The Initial Closing, the Second Closing and any Additional Closings each referred to as a "Closing Date" and collectively the "Closing Dates."

           (b) At the Initial Closing, the Purchasers shall deliver to the Company up to Eight Million Five Hundred Thousand Dollars ($8,500,000), such amount representing the aggregate purchase price for (i) Eight Thousand Five Hundred (8,500) Preferred Shares or Senior Secured Notes in the principal amount of Eight Million Five Hundred Thousand Dollars $8,500,000, and (ii) Warrants to purchase up to 60,714,234 shares of Common Stock, by certified check or wire transfer.

           (c) At the Second Closing, the Purchasers shall deliver to the Company up to Four Million Five Hundred Thousand Dollars ($4,500,000), such amount representing the aggregate purchase price for (i) Four Thousand Five Hundred (4,500) Preferred Shares or Senior Secured Notes in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) and (ii) Warrants to purchase up to 32,142,830 shares of Common Stock, by certified check or wire transfer, provided however that in no event shall the aggregate amounts issued in the Initial Closing and the Second Closing (a) exceed 11,500 shares of Preferred Stock or Senior Secured Notes be in the aggregate principal amount greater than $11,500,000, or (b) exceed 82,142,788 Warrants.


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


           (d) If ComVest exercises its Option (as defined in Section 2.4), there shall be Option Closings, at which ComVest shall deliver to the Company up to an additional $5,000,000, such amount representing the aggregate purchase price for up to Five Thousand (5,000) Preferred Shares and Warrants to purchase up to 35,714,25 shares of Common Stock, by certified check or wire transfer. ComVest may exercise the Option for a lesser investment amount and the number of Preferred Shares and shares underlying the Warrants shall be reduced proportionately.

       2.3  Closing Conditions; Deliveries.

           (a) At the Initial Closing, the Company shall deliver or cause to be delivered to Purchasers the following:

                 (i)     this Agreement duly executed by the Company;

                 (ii) the Registration Rights Agreement duly executed by the Company;

                 (iii)   the Lock Up Agreements;

                 (iv) the Security Agreements duly executed by the Company and each of its Subsidiaries;

                 (v) the written consent of the shareholders holding a majority of the Common Stock outstanding in accordance with Section 2.3(i) below, which consent is in full force and effect and has not been modified, terminated or revoked;

                 (vi) the consent of the Board of Directors in accordance with Section 2.3(k) below, which consent is in full force and effect and has not been modified, terminated or revoked;

                 (vii)   each of the executed Employment Agreements; and

                 (viii)  evidence  of  cancellation  of all  Series A  Preferred
     Stock.

           (b) On each of the Closing Dates, the Company shall deliver or cause to be delivered to the Purchasers the following:

                 (i) a copy of the irrevocable instructions to the Company's transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing each of the Preferred Shares, each registered in the name of such Purchasers or a Senior Secured Promissory Note registered in the name of such Purchaser;

                 (ii)    Warrants registered in the name of each Purchaser;

                 (iii)   any material updates to the Disclosure Schedules;

                 (iv)

                         the certificates referred to in Section 2.3(e)(i) and 2.3(f)(i); and

                 (v) a legal opinion of Company Counsel, in the form reasonably acceptable to GT.


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


           (c) On the Initial Closing, Purchasers shall deliver or cause to be delivered to the Company the following:

                 (i)     this Agreement duly executed by each Purchaser;

                 (ii) the Security Agreements duly executed by each Purchaser; and

                 (iii) the Registration Rights Agreement duly executed by each Purchaser.

           (d) On each of the Closing Dates, each Purchaser shall deliver or cause to be delivered to the Company the following:

                 (i) each Purchasers' respective portion of the Purchase Price by wire transfer of immediately available funds to the account as specified in writing by the Company; and

                 (ii) the certificates referred to in Section 2.3(e)(ii) and 2.3(g)(ii).

           (e)    Accuracy of Representations and Warranties.

                 (i)     Each representation and warranty contained in Section
     3.1 shall be true on and as of each Closing with the same effect as though such representation and warranty had been made on and as of that date and the Company has delivered to Purchasers a certificate, executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated each of the Closing Dates, certifying to the fulfillment of the conditions specified in this Section 2.3(e)(i), and as to such other matters as may be reasonably requested by the Purchasers including, but not limited to certificates with respect to the Company's articles of incorporation, by-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

                 (ii)    Each representation and warranty contained in Section
     3.2 shall be true on and as of each Closing with the same effect as though such representation and warranty had been made on and as of that date and each of the Purchasers have delivered to the Company a certificate, executed by the Chief Executive Officer, Chief Financial Officer of each Purchaser (or in each Purchaser's individual capacity as applicable), dated each of the Closing Dates, certifying to the fulfillment of the conditions specified in this Section 2.3(e)(ii).

           (f)    Performance.

                 (i) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at each of the Closings and the Company has delivered to Purchasers a certificate, executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated each of the Closing Dates, certifying to the fulfillment of the conditions specified in this Section 2.3(f)(i).


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


                 (ii) Each Purchaser shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by Purchaser prior to or at each of the Closings and each Purchaser has delivered to the Company a certificate, executed by the Chief Executive Officer or Chief Financial Officer of Purchaser (or in each Purchaser's individual capacity as applicable), dated each of the Closing Dates, certifying to the fulfillment of the conditions specified in this Section 2.3(f)(ii).

           (g) Due Diligence. As of the Initial Closing, each Purchaser shall, in its sole discretion, have completed its legal and financial due diligence and the results of such due diligence shall, in its sole discretion, be acceptable to each Purchaser and its legal counsel. The updates to the Disclosure Schedule delivered to each Purchaser in accordance with Section 2.3(b)(iii) shall not contain any exceptions that are deemed unacceptable by each Purchaser in its sole discretion, and such Disclosure Schedule shall be deemed to be materially accurate at each Closing, unless otherwise updated by the Company and delivered to such Purchaser at such Closing.

           (h) Indebtedness. As of the Closing there shall be no Indebtedness, other than the Laurus Note as set forth in the SEC Reports and accounts payable, trade payables and capital lease obligations incurred in the ordinary course of business.

           (i) Shareholder Approval. The shareholders holding a majority of the Common Stock outstanding of the Company shall have consented to in writing:
(i) the designation and issuance of the Series D Preferred Stock on the terms set forth in the Certificate of Designation attached hereto, (ii) the increase in the number of authorized shares of Common Stock to 650,000,000 shares of Common Stock, (iii) the preparation, filing and mailing of an information statement in accordance with Schedule 14C of the Exchange Act, (iv) the reincorporation of the Company into the State of Delaware, (v) a reverse stock split to be declared by the Board of Directors in its sole discretion provided that such reverse stock split shall not exceed 1 for 25 and must take place within twelve (12) months after the date of such written consent, (vi) an increase in the number of shares reserved for issuance under the 2005 Equity Incentive Plan to 25,000,000 shares of Common Stock, (vii) the election of the five (5) Designees and (viii) the amendment to the Bylaws or articles of incorporation of the Company, as necessary, to reflect the foregoing.

           (j) Senior Executives Employment Agreement. The employment agreements between the Company and each of Peter Sollenne, Kelly Alberts, Anthony Allocca and David Vandertie (the "Employment Agreements") shall have been entered into in the form attached hereto as Exhibit G.

           (k) Board of Directors. The Board of the Company shall have approved and executed a resolution to increase the Board of Directors by three
(3) members to six (6) and three (3) of the Designees (as defined below) shall have been duly elected and qualified, and the Board of Directors shall have approved this Agreement and all transactions and actions contemplated hereby, including but not limited to the preparation, filing and mailing of an information statement in accordance with Schedule 14C of the Exchange Act.

           (l) Series A Conversion. All of the Series A Preferred Stock shall have been converted, such that there are no shares of Series A Preferred Stock or any other shares of preferred stock of the Company outstanding.

       2.4  Optional Purchase

           (a) ComVest shall have six-months from the date of the Initial Closing to invest an additional $5,000,000 (the "Optional Investment") on the same terms as set forth herein (the "Option") for the purchase of up to Five Thousand (5,000) Preferred Shares and Warrants for the purchase of up to 35,714,255 shares of Common Stock.

           (b) In the event that the Company requires additional cash to fund the purchase price of an acquisition, then the Company shall have the right to call that part of the Option needed to pay the cash purchase price upon 30 days prior written notice. If ComVest elects not to exercise the Option, in whole or in part, then the amount of the Option called by the Company, as set forth in the notice, shall be deemed void and of no further force or effect.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

       3.1  Representations and Warranties of the Company and Subsidiaries.

       Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each
Purchaser:

           (a) Authority, Organization and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except to the extent that the failure to be so licensed or qualified and in good standing would not (x) adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents or (y) adversely affect the ability of the Company and the Subsidiaries to conduct its business, and all such jurisdictions are set forth in Section 3.1(a) of the Disclosure Schedule. All corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws. True and correct copies of the Certificate of Incorporation and By-laws of the Company, each as in effect on the date hereof, have been delivered by the Company to Purchasers.

           (b) Subsidiaries. The Company has two non-operating, wholly-owned subsidiaries, IT&E International, a California corporation and Clinical Trials Assistance Acquisition Corporation, a Nevada corporation, each of which has no material assets or liabilities other than as listed in Section 3.1(b) of the Disclosure Schedule. Each of the agreements listed in Section 3.1(b) of the Disclosure Schedule are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any contract described above, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

           (c)    Capitalization.

                 (i) The authorized capital stock of the Company, immediately prior to the Initial Closing, consists of 250,000,000 shares of Common Stock, par value $0.001 per share, 49,669,708 shares of which are issued and outstanding. Under the Company's 2005 Equity Incentive Plan (the "Plan"), 7,500,000 shares may be issued pursuant to the Plan. Other than
     (a) as set forth in Section 3.1(c)(i) of the Disclosure Schedule, (b) the shares reserved for issuance under the Plan, (c) the shares of Common Stock issuable upon conversion of the promissory note in principal amount of $5,000,000 held by Laurus Master Fund, Ltd. and (d) warrants to purchase 1,924,000 shares of Common Stock at an average exercise price of $0.22 per share, and (e) the Company's obligation to issue to Millennix, Inc. a number of shares of the Company's Common Stock equal to $2,500,000 divided by the average closing price per share of the Company's Common Stock as quoted on the over-the-counter bulletin board for the twenty (20) days ending on the date immediately prior to the closing date of the acquisition of assets from Millennix, Inc., and except as may be granted pursuant to this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

                 (ii) All issued and outstanding shares of the Company's Common Stock and Preferred Stock (a) have been duly authorized, validly issued and are fully paid and nonassessable, and (b) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                 (iii) When issued in compliance with the provisions of this Agreement and registered in the name of each respective Purchaser in the stock records of the Company, the Warrant Shares will be duly authorized, validly issued and fully paid and the Preferred Shares and the Conversion Shares when issued in accordance with the terms of the Company's articles of incorporation and Certificate of Designations, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable, and in each case free of any Encumbrances other than (a) Encumbrances created by each respective Purchaser and (b) the Preferred Shares, Conversion Shares and Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                 (iv) There are no outstanding contractual obligations of the Company to repurchase, redeem, otherwise acquire or issue any shares of Common Stock or

     Preferred Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Warrants or Preferred Stock.

                 (v) The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Preferred Shares and upon the issuance of the Warrant Shares upon the exercise of or otherwise pursuant to the Warrants. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of or otherwise pursuant to the Preferred Shares and Warrant Shares upon the exercise of or otherwise pursuant to the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants is absolute, subject only to the terms and conditions set forth in this Agreement, the Certificate of Designation and the Warrants, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                 (vi) The terms, designations, powers, preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of each series of Preferred Stock of the Company (other than the Series D Preferred Stock) are as stated in the Company's articles of incorporation, filed on or prior to the date hereof. The terms, designations, powers, preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of the Series D Preferred Stock are as stated in the Certificate of Designation.

           (d) Corporate Books and Records. Except as set forth in Section 3.1(d) of the Disclosure Schedule, the minute books of the Company and the Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, Boards of Directors and all committees of the Boards of Directors of the Company and the Subsidiaries. To the extent requested, true and accurate copies of all such minute books and of the stock register of the Company and the Subsidiaries have been provided by the Company to Purchasers.

           (e) No Conflicts. Assuming that all consents, approvals, authorizations and other actions set forth in Section 3.1(f) of the Disclosure Schedule have been obtained and all filings and notifications listed in Section 3.1(e) of the Disclosure Schedule have been made and any applicable waiting period has expired or been terminated, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company do not and will not (i) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents) of the Company or the Subsidiary, (ii) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Company, any Subsidiary or any of their assets, properties or businesses, or (iii) except as set forth in Section 3.1(e)(iii) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Securities or any of the assets or properties of the Company or any Subsidiary pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company or any Subsidiary is a party or by which any of the Securities or any of the assets or properties of the Company or any Subsidiary is bound or affected, except, in the case of clause (c), to the extent that such conflicts, breaches, defaults or other matters would not (i) adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents or (ii) adversely affect the ability of the Company and the Subsidiaries to conduct its business.

       (f) Governmental Consents and Approvals. Except as set forth in Section 3.1(f) of the Disclosure Schedule, the execution, delivery and performance of this Agreement and each Transaction Document by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority. The Company knows of no reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated by this Agreement will not be received.

       (g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

       (h) Material Changes. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

           (i) Litigation. Except as set forth in Section 3.1(i) of the Disclosure Schedule (which, with respect to each Action set forth therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of charges or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Company or any Subsidiary (or by or against the Company or any Affiliate thereof and relating to its business, the Company or any Subsidiary) or affecting any of the Assets or its business pending before any Governmental Authority (or, to the best knowledge of the Company after due inquiry, threatened to be brought by or before any Governmental Authority). None of the matters set forth in Section 3.1(i) of the Disclosure Schedule has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Section 3.1(i) of the Disclosure Schedule, none of the Company, the Subsidiaries or any of their respective assets or properties, including the Assets, is subject to any Governmental Order (nor, to the best knowledge of the Company after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any other Transaction Document or the consummation of the transactions contemplated hereby or thereby.

           (j) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

           (k)    Compliance.

                 (i) Except as set forth in Section 3.1(k)(i) of the Disclosure Schedule and to the best knowledge of the Company, after due inquiry, the Company and the Subsidiaries have each conducted and continue to conduct its business in accordance with all Laws and Governmental Orders applicable to the Company or any Subsidiary or the Assets, and to the knowledge of the Company, after due inquiry, neither the Company nor any Subsidiary is in material violation of any such Law or Governmental Order.

                 (ii) Section 3.1(k)(ii) of the Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Company, any Subsidiary or the Assets, and no such Governmental Order has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

                 (iii) To the best knowledge of the Company, after due inquiry, none of the Company, any Subsidiary or any officer, director, employee, agent or representative of the Company or any Subsidiary has furthered or supported any foreign boycott in violation of the Anti-Boycott laws and regulations of the United States promulgated pursuant to the Export Administration Act of 1979 (50 U.S.C.A. App. ss. 2407, and regulations promulgated thereunder).

           (l) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of Actions relating to the revocation or modification of any Material Permit.

           (m) Material Contracts. Except as set forth in Section 3.1(m) of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to or bound by any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Commission) with respect to the Company or any Subsidiary. All contracts described in this Section 3.1(m) are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any contract described above, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

           (n) Title to Assets. Neither the Company nor any Subsidiary own any real property. The Company and the Subsidiaries have good and marketable title to personal property owned by them that is material to its business of the Company and the Subsidiaries, in each case free and clear of all Encumbrances, except for Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Encumbrances for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

           (o) Patents and Trademarks. Except as would not, individually or in the aggregate, have a Material Adverse Effect:

                 (i) Section 3.1(o)(i) of the Disclosure Schedule sets forth a true and complete list of (A) all patents and patent applications, registered trademarks and trademark registration applications, registered copyrights and copyright registration applications, and domain names included in the Company Intellectual Property, and (B) all material Company IP Agreements excluding licenses for the use of Company Software to customers of the Company or its Subsidiaries in the ordinary course of business.

                 (ii) To the best knowledge of the Company, after due inquiry, the operation of its business as currently conducted or as contemplated to be conducted, the use of the Company Intellectual Property and Licensed Intellectual Property in connection therewith and the Company's and the Subsidiaries' transmission, use, linking and other practices related to the operation of their web sites in connection with its business, the content thereof and the advertisements contained therein, do not infringe, misappropriate or otherwise violate the Intellectual Property or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party, and no Actions or Claims are pending or threatened against the Company or any Subsidiary alleging any of the foregoing.

                 (iii) To the best knowledge of the Company, after due inquiry, the Company or a Subsidiary is the exclusive owner of the entire and unencumbered right, title and interest in and to the Company Intellectual Property, and the Company or a Subsidiary has a valid right to use the Company Intellectual Property and Licensed Intellectual Property as currently conducted or as contemplated to be conducted.

                 (iv) Except as disclosed in Section 3.1(o)(iv) of the Disclosure Schedule, no Company Intellectual Property, or to the best knowledge of the Company after due inquiry, any Licensed Intellectual Property, is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property.

                 (v) The Company Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property used in the ordinary day-to-day conduct of the Company's business, and there are no other items of Intellectual Property that are material to the ordinary day-to-day conduct of its business. The Company Intellectual Property, or to the best knowledge of the Company, any Licensed Intellectual Property, are subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part.

                 (vi) No Actions or Claims have been asserted or are pending or, to the best knowledge of the Company after due inquiry, threatened against the Company or any Subsidiary (i) based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Company Intellectual Property or Licensed Intellectual Property,
     (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Company or any Subsidiary infringe or misappropriate any Intellectual Property right of any third party or (iii) alleging that the Licensed Intellectual Property is being licensed or sublicensed in conflict with the terms of any license or other agreement.

                 (vii) To the best knowledge of the Company, no Person is engaging in any activity that infringes the Company Intellectual Property or Licensed Intellectual Property. Except as set forth in Section 3.1(o)(vii) of the Disclosure Schedule, neither the Company nor any Subsidiary has granted any license or other right to any third party with respect to the Company Intellectual Property or Licensed Intellectual Property except to the customers of its business to whom the Company or a Subsidiary has licensed such Company Intellectual Property or Licensed Intellectual Property in the ordinary course of business. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not result in the termination or impairment of any of the Company Intellectual Property.

                 (viii) To the best knowledge of the Company, after due inquiry, the Company Software is free of all viruses, worms, trojan horses and other material known contaminants. The Company Software does not incorporate any GNU or "open" source code or object code under which the Company Software is subject to the GNU general public license or GNU lesser general public license. To the best knowledge of the Company, after due inquiry, the Company or a Subsidiary has obtained all approvals necessary for exporting the Company Software outside the United States and importing the Company Software into any country in which the Company Software is now sold or licensed for use, and all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect. No rights in the Company Software have been transferred to any third party except to the customers of its business to whom the Company or a Subsidiary has licensed such Company Software in the ordinary course of business. The Company or a Subsidiary has the right to use all software development tools, library functions, compilers, and other third party software that are material to its business or that are required to operate or modify the Company Software.

                 (ix) The Company and the Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with its business. To the best knowledge of the Company after due inquiry, (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property used in connection with its business by any Person; (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets of any other Person in the course of performance as an employee, independent contractor or agent of its business; and (iii) no employee, independent contractor or agent of the Company or any Subsidiary is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

                 (x) To the best knowledge of the Company, after due inquiry, the Company's or any Subsidiary's operation of any web sites used in connection with its business, and content thereof and data processed, collected, stored or disseminated in connection therewith, do not violate any applicable Law, including European Directive 95/46/EC, and any Person's right of privacy or publicity. The Company or its Subsidiary (i) has obtained all necessary permits, approvals, consents, authorizations or licenses to lawfully operate its web sites and to use its data and (ii) is operating its web sites and using its data in accordance with the scope of such permits, approvals, consents, authorizations or licenses. The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to secure their web sites and data, and any portion thereof, from unauthorized access by any Person.

            (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in its businesses in which the Company and the Subsidiaries are engaged. To the best of Company's knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

            (q)   Employee Benefits.

                 (i) Section 3.1(q)(i) of the Disclosure Schedule lists (A) all employee benefit plans, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary and (B) any contracts, arrangements or understandings between the Company or any of its Affiliates and any employee of the Company or any Subsidiary (collectively, the "Plans").

                 (ii) Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws. The Company and its Subsidiaries have performed all material obligations required to be performed by it under, is not in any material respect in default under or in material violation of, and the Company has no knowledge of any material default or violation by any party to, any Plan. No action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could give rise to any such action.

            (r)   Taxes.

                 (i) Except as set forth in Section 3.1(r)(i) of the Disclosure Schedule, (A) all Tax Returns required to be filed by or with respect to the Company and each Subsidiary (including the consolidated federal income Tax Return of the Company and any state, local or other Tax Return that includes the Company or any Subsidiary on a consolidated, combined or unitary basis) have been timely filed; (B) all Taxes required to be shown on such Tax Returns or otherwise due in respect of the Company or any Subsidiary have been timely paid; (C) all such Tax Returns are true, correct and complete in all material respects; (D) no adjustment relating to such Tax Returns has been proposed formally or informally by any Governmental Authority (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) and, to the best knowledge of the Company after due inquiry, no basis exists for any such adjustment; (E) there are no pending Actions or, to the best knowledge of the Company after due inquiry, Actions threatened for the assessment or collection of Taxes against the Company or any Subsidiary or (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) any Person that was included in the filing of a Tax Return with the Company on a consolidated, combined or unitary basis;
     (F) to the best knowledge of the Company, after due inquiry, all sales and license transactions between the Company and the Company or any Subsidiary, between the Company and any Subsidiary and between any of the Subsidiaries, have been conducted on an arm's-length basis; (G) there are no Tax liens on any assets of the Company or any Subsidiary; (H) neither Seller nor any Affiliate is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company or a Subsidiary of any "excess parachute payments" within the meaning of section 280G of the Code (without regard to Section 280G(b)(4) of the Code); (I) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under
     Section 83 will occur in connection with the transactions contemplated by this Agreement; (J) from and after April 14, 2004, the Company and each Subsidiary have been and continue to be members of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which the Company files a consolidated return as the common parent, and has not been includible in any other consolidated return for any taxable period for which the statute of limitations has not expired; (K) none of the Company or the Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (L) the Company and Subsidiary have each properly and timely withheld, collected and deposited all Taxes that are required to be withheld, collected and deposited under applicable Law; (M) none of the Company or Subsidiaries is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required Tax Returns, and no notice or inquiry has been received from any jurisdiction in which Tax Returns have not been filed by the Company or any Subsidiary to the effect that the filing of Tax Returns may be required; (N) neither the Company nor any Subsidiary has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired and (O) neither the Company nor any Subsidiary is subject to any accumulated earnings tax, personal holding company Tax or similar Tax.

                 (ii)    Except as set forth with reasonable specificity in
     Section 3.1(r)(ii) of the Disclosure Schedule, (A) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or any Subsidiary may be subject; (B) there are no requests for information currently outstanding that could affect the Taxes of the Company or any Subsidiary; (C) there are no proposed reassessments of any property owned by the Company or any Subsidiary or other proposals that could increase the amount of any Tax to which the Company or any Subsidiary would be subject; (D) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or any Subsidiary;
     (E) none of the Company or the Subsidiaries (1) has or is projected to have an amount includible in its income for the current taxable year under
     Section 951 of the Code, (2) has been a passive foreign investment company within the meaning of

     Section 1296 of the Code, (3) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (4) has participated in or cooperated with an international boycott within the meaning of section 999 of the Code and (F) none of the Company or the Subsidiaries has, to an extent that would cause a tax liability to the Company, any (1) income reportable for a period ending after the Closing but attributable to a transaction (e.g., an installment sale) occurring in, or a change in ---- accounting method made for, a period ending on or prior to the Closing that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (2) deferred gain or loss arising out of any deferred intercompany transaction.

                 (iii) Section 3(r)(iii) of the Disclosure Schedule (A) lists all income, franchise and similar income-type Tax Returns (federal, state, local and foreign) filed with respect to each of the Company and the Subsidiaries for taxable periods ended on or after April 14, 2004, (B) indicates the most recent income, franchise or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and (C) indicates all Tax Returns that currently are the subject of audit.

                 (iv) To the extent reasonably requested by any Purchaser, the Company has delivered to such Purchaser correct and complete copies of all federal, state and foreign income, franchise and similar Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since April 14, 2004.

                 (v) To the extent reasonably requested by any Purchaser, the Company has delivered to such Purchaser a true and complete copy of any tax-sharing or allocation agreement or arrangement involving the Company or any Subsidiary and a true and complete description of any such unwritten or informal agreement or arrangement.

                 (vi) Except as set forth in Section 3.1(r)(vi) of the Disclosure Schedule, the Company has established reserves and allowances to satisfy all liabilities for Taxes relating to the Company and the Subsidiaries for all taxable periods through the Closing (without regard to the materiality thereof).

           (s) Tangible Personal Property. Section 3.1(s) of the Disclosure Schedule sets forth a list of all material Tangible Personal Property having a value of over $50,000 as of the date therein specified. All tangible personal property of the Company is reflected in the balance sheet of the Company. All of the tangible personal property of the Company is in reasonably serviceable operating condition and repair (ordinary wear and tear excepted).

           (t)    Title to Owned and Leased Real Property.

                 (i) Neither the Company nor any Subsidiary currently, and in the past, has owned any real property.

                 (ii) As of the date hereof, except as set forth in Section 3.1(t)(ii) of the Disclosure Schedule, the Company and each Subsidiary has a valid leasehold interest in the Leased Real Property.

                 (iii) The Leased Real Property has not suffered any material damage by fire, casualty or otherwise which has not heretofore been repaired and restored in all material respects.

                 (iv) Except as set forth in Section 3.1(t)(iv) of the Disclosure Schedule, there is no default (or event that, with or without the giving of notice or the lapse of time or both, could constitute a default) that exists under the leases for the Leased Real Property.

           (u) Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 in any twelve (12) month period other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

           (v) Sarbanes-Oxley Act. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

           (w) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, except as set forth in Section 3.1(w) of the Disclosure Schedule. No Purchaser shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

           (x) Private Placement. Assuming the accuracy of each respective Purchaser's representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to such Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any trading market.

           (y) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

           (z) Registration Rights. Except as set forth in Section 3.1(z) of the Disclosure Schedule, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

           (aa) Application of Takeover Protections. The Company and its Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Purchasers as a result of Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and Purchasers' ownership of the Securities.

           (bb) Disclosure. The Company understands and confirms that Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

           (cc) No Integrated Offering. Assuming the accuracy of each Purchaser's representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

           (dd) General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to Purchasers.

           (ee) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

           (ff)   Accountants. The Company's accountants are set forth in
Section 3.1(ff) of the Disclosure Schedule. Such accountants expressed their opinion with respect to the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and the Company expects their opinion with respect to the financial statements for the year ended December 31, 2005 are independent accountants as required by the Securities Act.

           (gg) Acknowledgment Regarding Purchasers' Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

       3.2 Representations and Warranties of each Purchaser. Each Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

           (a) Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and, assuming this Agreement constitutes the valid and binding obligation of the Company and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the rights of creditors' generally and by general equitable principles (regardless of whether such enforceability is considered in a Action in equity or at law).

           (b) Investment Intent. Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

           (c) Rule 144. Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Purchaser acknowledges that it is familiar with Rule 144, and that Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Purchaser understands that to the extent that Rule 144 is not available, Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

           (d) Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

           (e) Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

           (f) General. Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Securities. Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

           (g) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

       The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

       4.1 Transfer Restrictions. (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion and shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

           (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SECURITIES PURCHASE AGREEMENT, A CERTAIN LOCK-UP AGREEMENT AND A CERTAIN REGISTRATION RIGHTS AGREEMENT, ALL OF WHICH ARE DATED NOVEMBER __, 2005 AND ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

           (c) Certificates evidencing the Preferred Shares, Conversion Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following a sale of such Preferred Shares, Conversion Shares or Warrant Shares pursuant to an effective registration statement (including the Registration Statement), or (ii) following any sale of such Preferred Shares, Conversion Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Preferred Shares, Conversion Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act

(including judicial interpretations and pronouncements issued by the Staff of the Commission); provided, however, that in each of instances (ii) through (iv) above, (A) each Purchaser shall have provided representations that such Purchaser is permitted to dispose of such Preferred Shares, Conversion Shares and/or Warrant Shares without limitation as to amount or manner of sale pursuant to Rule 144 under the Securities Act and (B) such certificates evidencing the Preferred Shares, Conversion Shares and/or Warrant Shares shall have been surrendered along with a notice requesting removal of any legend and requesting the issuance of new certificates free of the legend to replace those surrendered. The Company shall cause its counsel to issue a legal opinion to, or otherwise instruct, the Company's transfer agent promptly after receipt of a request for legend removal in accordance with this Section 4.1(c) if required by the Company's transfer agent to effect the removal of the legend hereunder.

       4.2 Integration. Except as otherwise contemplated by this Agreement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities
Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to a Purchaser or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any exchange or quotation service on which any of the securities of the Company are listed or quoted such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

       4.3  Description of the Senior Secured Notes and Security Agreement.

       The following summary of the Senior Secured Notes and Security Agreement is provided for illustrative purposes only. To the extent there are any inconsistencies between the summary below and the Senior Secured Notes and/or Security Agreement, such agreements shall control.

           (a) Demand Right. At the request of any Purchaser, the Company shall pay Purchaser the outstanding principal amount of the Senior Secured Notes, together with all accrued and unpaid interest thereon, in cash or Common Stock, at the option of such Purchaser (in accordance with Section (b) below) on the earliest to occur (the "Demand Date") of three (3) months following the Closing Date, or (ii) a merger or combination of the Company or the sale, transfer or other disposition of all or substantially all of the assets of the Company or (iii) the acquisition by a single entity, person or a "group" within the meaning of Rule 13d-1 of the Exchange Act, of more than fifty percent (50%) of the voting power or capital stock of the Company (on a fully-diluted basis), or (iv) the Company issues Common Stock or a security exercisable or convertible into Common Stock, the Company shall pay such Purchaser up to 50% of the net proceeds received by the Company form such sale, unless the Note has previously been converted.

           (b) Payment in Common Stock. In accordance with the demand in Section (a) above, such Purchaser may request that the payment be made in whole or in part in Common Stock, at a conversion price of $0.07 per share, to the extent the Company has sufficient Common Stock available for issuance.

           (c) Interest. The Senior Secured Notes shall bear interest ("Interest") at a rate per annum as follows:

                  Month 1 of the Senior Secured Notes         No interest
                  Month 2 of the Senior Secured Notes         No interest
                  Month 3 of the Senior Secured Notes         No interest
                  Month 4 of the Senior Secured Notes         12% per annum

Interest shall be payable quarterly in cash. If any Event of Default (as defined in the Senior Secured Notes) has occurred and is continuing, the Senior Secured Notes shall bear interest at a rate of the then-applicable Interest plus four percent (4%) per annum until such time as such Event of Default has been cured.

           (d) Automatic Conversion. Each $1,000 of principal amount of the Notes shall automatically convert into one (1) share of Series D Preferred Stock as soon as the Company has sufficient Series D Convertible Preferred Shares available for issuance.

           (e) Prepayment. The Senior Secured Notes may be prepaid, in whole or in part, at any time without penalty or premium, upon ten (10) days' prior written notice to the Purchasers. In the event the Company issues any Exempt Issuance of securities during the term of the Senior Secured Notes, the Company shall use at least fifty percent (50%) of the proceeds therefrom to prepay the Senior Secured Notes; provided, however, that the Preferred Shares have been redeemed, in whole, in accordance with its terms.

           (f) Security and Ranking. The Senior Secured Notes and all other obligations of the Company under this Agreement and the other Transaction Documents shall be secured by substantially all of the assets of the Company, as described in the Security Agreement (collectively, the "Collateral"), dated as of even date herewith, by and between each Purchaser and the Company. As an inducement to each Purchaser to purchase the Senior Secured Notes and the other Securities described herein and execute and enter into this Agreement, and to secure prompt payment of the Senior Secured Notes and the discharge in full of the Company's obligations under this Agreement and under the Senior Secured Notes, this Agreement and the other Transaction Documents, the Company shall grant to the Purchasers a first priority perfected lien and security interest in the Collateral, which security interest shall rank senior in lien priority to any other existing or future Indebtedness.

       4.4  Certain Covenants of the Company.

           (a) Affirmative Covenants. The Company covenants that, so long as any portion of any Senior Secured Note, Warrants or the Preferred Shares is outstanding, it shall take the following actions:

                 (i) The Company shall use the proceeds from the sale of the Preferred Shares, the Senior Secured Notes, and the Warrants to repay the Laurus Note in full, to consummate certain acquisitions acceptable to the Purchasers holding a majority of the Series D Preferred Stock (or the Purchasers holding a majority in principal amount of the Senior Secured Notes outstanding), and for working capital purposes.

                 (ii) The Company shall have received the written consent of the shareholders holding a majority of the shares outstanding in accordance with Section 2.3(i) ("Shareholder Approval") to the following actions: (a) the designation and issuance of the Series D Preferred Stock on the terms set forth in the Certificate of Designation attached hereto, (b) the reincorporation of the Company into the State of Delaware, (c) a reverse stock split to be declared by the Board of Directors in its sole discretion provided that such reverse stock split shall not exceed 1 for 25 and must take place within twelve (12) months after the date of such written consent, (d) an increase in the number of shares reserved for issuance under the 2005 Equity Incentive Plan to 25,000,000 shares of Common Stock,
     (e) an increase in the number of authorized shares of Common Stock to 650,000,000 shares, (f) the election of the five (5) Designees and (g) the preparation, filing and mailing of an information statement in accordance with Schedule 14C of the Exchange Act. Within fourteen (14) days after the Initial Closing the Company shall file a Preliminary Information Statement on Schedule 14C informing each of the other stockholders of the Company of the foregoing actions, and file a Definitive Information Statement within ten (10) days thereafter. On the date that is twenty-one (21) days after the date the Definitive Information Statement on Schedule 14C is mailed to the Company's shareholders, the Company shall effect the reincorporation into the State of Delaware and file the Certificate of Designations in the State of Delaware. The parties acknowledge and agree that the Company shall be merged with and into a Delaware corporation and such Delaware corporation shall be the successor in interest and successor issuer to the Company and that all the rights and obligations of the Company under this Agreement and each of the other Transaction Documents shall become the rights and obligations of the Delaware corporation by virtue of the reincorporation and upon the effective date of the reincorporation.

                 (iii) The Company shall increase the number of members of the Board of the Company by an additional two (2) members to seven (7) (in addition to the increase in Section 2.3(k)), and all of the Designees shall be duly elected and qualified.

                 (iv) If an Event of Default occurs, the Company shall, if so requested by any Purchaser, promptly provide the following information:

                         (A) Annual Financial Statements. Unless filed with the Commission through EDGAR and publicly available through the EDGAR system, copies of the consolidated balance sheet of the Company and its Subsidiaries, as of the end of the immediately preceding fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing or such other independent public accountants, in either case, as unanimously selected by the Board; provided, however, that, to the extent the information in this Section 4.4(a)(iv)(A) is requested by any Purchaser, any Purchaser shall hold and treat all such information confidential;

                        (B) Quarterly Financial Statements. Unless filed with the Commission through EDGAR and publicly available through the EDGAR system, copies of the consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles, such consolidated balance sheet, consolidated statements of income, stockholders' equity and cash flows to be as of the end of each quarter following the end of the immediately preceding fiscal year, in each case with comparative statements for the prior fiscal year; provided, however, that, to the extent the information in this Section 4.4(a)(iv)(B) is requested by any Purchaser, any Purchaser shall hold and treat all such information confidential;

                        (C) Accountant's Letters. Copies of each accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its Subsidiaries;

                        (D) Notices. Copies of notices of all Actions that could materially and adversely affect the Company or any of its Subsidiaries; and

                        (E) Other Information. Any other information regarding the business, prospects, financial condition, operations, property or affairs of the Company as any Purchaser may reasonably request;

                 (v) The Company shall maintain and cause each of its Subsidiaries to maintain their respective corporate existence unless the Board unanimously approves otherwise;

                 (vi) The Company shall obtain and maintain and cause each of its Subsidiaries to maintain as to their respective properties and businesses, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated;

                 (vii) The Company shall permit and cause each of its Subsidiaries to permit any Purchaser and such persons as Purchasers may designate, at such Purchaser's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its Subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with any Purchaser and its designees such affairs, finances and accounts), and consult with and advise the management of the Company and its Subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice during normal business hours and provided that such Purchaser or its designees have executed a confidentiality agreement in substance and form reasonably acceptable to the Company; provided, however, that in no event (other than an Event of Default) shall the Company be required to provide any Purchaser or its designees with any information about the Company that is not publicly available;

                 (viii) The Company shall comply, and cause each Subsidiary to comply, with all applicable Laws, noncompliance with which could materially adversely affect its business or condition, financial or otherwise;

                 (ix) The Company shall keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made; and

                 (x) Within no more than five (5) days following an Event of Default (as defined in the Senior Secured Notes), the Company shall notify Purchasers of such Event of Default, the circumstances causing such default and the proposed course of action to be taken by the Company to cure such default.

           (b) Negative Covenants. The Company covenants that, so long as any portion of the Senior Secured Notes or any Preferred Shares is outstanding, it shall not take any of the following actions without the prior written consent of the Purchasers holding a majority of the Series D Preferred Stock (or the Purchasers holding a majority in principal amount the Senior Secured Notes outstanding), which may not be withheld unreasonably:

                 (i) Redeem or repurchase any shares of Common Stock Equivalents of the Company, except for (A) repurchases contemplated by this Agreement, or (B) repurchases or redemptions from employees, directors or consultants of the Company in accordance with agreements existing as of the date hereof or is otherwise approved by the Board of Directors for the repurchase or redemption of shares of Common Stock Equivalents in connection with any termination of service to the Company or any of its Subsidiaries;

                 (ii) Except to the extent required to comply with its obligations hereunder or with applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, amend its respective articles of organization, by-laws or regulations, or similar organic documents;

                 (iii) the Company shall not, nor shall it permit any of its Subsidiaries to, incur or guarantee any Indebtedness or enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, other than (A) short-term indebtedness and "keep well" or similar assurances for the benefit of customers, in each case in the ordinary course of business consistent with past practice or (B) long-term Indebtedness in connection with the refunding of existing Indebtedness at a lower cost of funds;

                 (iv) Declare or pay any dividend on any class of Common Stock Equivalents of the Company (except dividends payable solely in Common Stock Equivalents in connection with a stock split or similar transaction of the Company);

                 (v) Enter into any transactions with Affiliates of the Company other than in the ordinary course of business;

                 (vi) Merge or consolidate with any other entity or have a transaction in which any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of greater than fifty percent (50%) of the shares of Common Stock then outstanding of the Company, on a fully diluted basis, ordinarily entitled to vote in the election of directors;

                 (vii) Sell all or substantially all of the assets of the Company;

                 (viii) Liquidate, dissolve or wind-up the operations of the Company;

                 (ix) Apply for, or consent to, the appointment of a receiver, trustee or liquidator for the Company or any Subsidiary or any of their respective properties ; and

                 (x)     Enter into any agreement to do any of the foregoing.

       4.5 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information; provided, however, that the parties acknowledge and agree that any Purchaser may be provided material, non-public information by one or more of the directors designated by such Purchasers in accordance with Section 4.6 and that the Company shall not be in breach of this Section 4.5 by virtue of any such disclosure. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

       4.6 Board Composition. Purchasers shall have the right to designate a total of five (5) representatives (the "Designees") out of seven (7) for election to the Company's Board, all of whom shall not have been involved in any of the events set forth in Item 401(f) of Regulation S-K during the preceding ten (10) year and shall be qualified to serve as directors of a reporting company under the Exchange Act as determined by a majority of the members of a committee of non-employee directors established for such purpose and at least two of whom shall satisfy the Nasdaq National Market requirements for an "independent director." At least one of such "independent" Designees shall be appointed to the Company's Compensation Committee, and any future increases in the compensation of the Chief Executive Officer, or additional grants of options to the Chief Executive Officer, shall only be approved by unanimous consent of the Company's Compensation Committee. The remaining two (2) directors shall be Peter Sollene and Kelly Alberts. The Board of the Company shall have been increased by a total of four (4) members in accordance with Sections 2.3(l) and 4.4(a)(iii) and the Company shall use its best efforts to have the Designees nominated and elected to the Board.

       4.7 Certain Transactions. Each Purchaser and its Affiliates agree not to engage in any "going private" transaction (including, without limitation, selling all or substantially all of the

Company's assets, merging the Company, or any other transaction with similar economic effects) with the Company, without the prior written consent of ComVest.

       4.8  Indemnification.

           (a) The Company shall indemnify and hold harmless each Purchaser, its officers, directors, employees, agents and consultants (each, a "Purchaser Indemnified Party"), from and against any and all costs, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees) (together, the "Losses") which may be suffered or incurred by such Purchaser Indemnified Party by reason of (i) any material misrepresentation or breach of warranty by the Company in this Agreement or the other Transaction Documents or
(ii) any material default of any obligation, agreement or covenant of the Company under this Agreement or the other Transaction Documents, in each case so long as such Losses were not caused by the gross negligence or willful misconduct of such Purchaser Indemnified Party.

           (b) Each Purchaser shall indemnify and hold harmless the Company and its officers, directors, employees, agents and consultants (each, a "Company Indemnified Party"), from and against any and all Losses which may be suffered or incurred by such Company Indemnified Party by reason of any material misrepresentation or breach of warranty by such Purchaser in this Agreement or the other Transaction Documents, so long as such Losses were not caused by the gross negligence or willful misconduct of such Company Indemnified Party.

           (c) An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within thirty (30) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

           (d) If an Indemnified Party shall receive notice of any action, audit, claim, demand or assessment (each, a "Third Party Claim") against it which may give rise to a claim for Loss under this Section 4.8, within thirty
(30) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 4.8 except to the extent that such failure results in a detriment to the Indemnifying Party and shall not relieve the Indemnifying Party from any other liability that it may have to any Indemnified Party other than under this Section 4.8. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten (10) days of the receipt of such notice from the Indemnified Party. If the Indemnifying Party elects to undertake any such defense against a Third Party Claim, the Indemnified Party may participate in such defense at its own expense. The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of such Third Party Claim unless the Indemnifying Party consents in writing to such payment or unless the Indemnifying Party withdraws from the defense of such Third Party Claim liability or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against the Indemnified Party for such Third Party Claim. If the Indemnified Party assumes the defense of any such claims or proceeding pursuant to this Section 4.8(d) and proposes to settle such claims or proceeding prior to a final judgment thereon or to forgo any appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement or assume or reassume the defense of such claims or proceeding.

       4.9 Reservation of Common Stock. As of the date that the Certificate of Designations is filed with the governmental agency of the applicable jurisdiction, the Company will have reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares pursuant to any conversion of the Preferred Shares and the Warrant Shares pursuant to any exercise of the Warrants.

                                   ARTICLE V.
                                  MISCELLANEOUS

       5.1 Fees and Expenses. On each of the Closing Dates, the Company shall pay ComVest a closing fee (the "Closing Fee") equal to two and a half percent (2.5%) of the gross proceeds of the Purchase Price of each Closing, by check or wire transfer. In addition, the Company shall reimburse ComVest for its actual out-of-pocket expenses incurred in connection with the this transaction including, without limitation, the reasonable fees and disbursements of the ComVest's counsel and due diligence expenses, not to exceed $200,000, and in addition the Company shall also retain ComVest Advisors LLC as a financial advisor, as set forth in Section 5.2 below.

       5.2
            ComVest Advisors LLC Advisory Agreement. The Company shall enter into a Financial Advisory and Consulting Agreement with ComVest Advisors LLC at a monthly fee of $22,000, in the form attached hereto as Exhibit H (the "ComVest Advisory Agreement"). The Company may reduce the monthly fee to $10,000 with 30 days notice, and terminate the ComVest Advisory Agreement once the Purchasers (or any affiliates or members) cease to own more than 33% of the Common Stock of the Company purchased in this transaction.

       5.3 Rights Upon Termination. So long as the Purchasers have proceeded in good faith to consummate this Agreement and the transactions contemplated hereby, in the event the Company elects not to consummate this transaction for any reason prior to November __, 2005, the Company shall pay to ComVest a financial advisory and structuring fee (the "Advisory Fee") equal to Three Hundred Fifty Thousand Dollars ($350,000) which shall, at the sole option of ComVest, be payable in cash or shares of Common Stock valued at $0.10 per share of Common Stock. Upon the Company's election to terminate this transaction, ComVest shall have ten (10) days in which to make an election to receive either cash or shares of Common Stock from the Company. Any Advisory Fee that becomes due shall be payable to ComVest within five (5) days following ComVest's receipt of notice from the Company that the Company has elected not to consummate this transaction. Any Advisory Fee paid pursuant to this Section
5.3 shall be in addition to any expenses and costs payable by the Company to ComVest in accordance with Section 5.1 hereof. The Company hereby acknowledges that, in the event the Company is required to pay the Advisory Fee in accordance with this Section 5.3, the Company shall be deemed to have received advisory services from ComVest in consideration of such Advisory Fee. In the event the Purchasers do not consummate the transactions contemplated hereby by November __, 2005 or otherwise terminate this Agreement prior to such date despite the Company's good faith attempts to consummate the transactions contemplated hereby, the terms of this Section 5.3 shall expire and be of no further force or effect and the Company shall have no further obligation to pay the Advisory Fee.

       5.4 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

       5.5 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

            If to the Company, at 505 Lomas Sante Fe Drive, Suite 200, Solana Beach, California 92075, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by the Company to Purchaser, with copies to Foley & Lardner, 402 W. Broadway, Suite 2300, San Diego, California 92101, Attention Adam C. Lenain; or

            If to ComVest, at One North Clematis Street, Suite 300, West Palm Beach, Florida 33324, Attention: Carl Kleidman, or at such other address or addresses as may have been furnished to the Company in writing by ComVest, with a copy to Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, New York 10166, Attention: Alan I. Annex, Esq. If to any other Purchaser, at the address set forth on the signature page attached hereto.

            If to the other Purchasers, to the address set forth on the signature pages attached hereto.

            Notices provided in accordance with this Section 5.5 shall be deemed delivered upon personal delivery, one business day after being sent via a reputable nationwide overnight courier service, or three business days after deposit in the mail.

       5.6 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

       5.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

       5.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Each Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to such Purchaser.

       5.9 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

       5.10 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or Action, any claim that it is not personally subject to the jurisdiction of any such court or that such Action is improper or inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an Action to enforce any provisions of the Transaction Documents, then the prevailing party in such Action shall be reimbursed by the other party for its attorneys' fees and other costs and expenses reasonably incurred with the investigation, preparation and prosecution of such Action.

       5.11 Survival. All agreements, representations, and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby until thirty (30) days after the delivery of the Company's audited financials for the period ended December 31, 2006, except for any agreements, representations, covenants, warranties or otherwise, contained in Article IV, each of which shall remain in effect until there are no Securities outstanding.

       5.12 Execution. This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

       5.13 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid, legal and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

       5.14 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

       5.15 Remedies. In addition to being entitled to exercise all rights provided herein, including without limitation Section 5.3 or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

       5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                            (Signature Page Follows)

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  COMPANY:
                                  IT & E INTERNATIONAL GROUP

                                  By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                                  PURCHASERS:

                                  COMVEST INVESTMENT PARTNERS II LLC


                                  Investment Amount:
                                                    ------------------

                                  By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                                  ----------------------------------------------
                                  [entity name]

                                  Investment Amount:
                                                    ------------------

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:
                                  Address:
                                          --------------------------------------
                                  ----------------------------------------------
                                  ----------------------------------------------




                                  ----------------------------------------------
                                  [individual name]


                                  Investment Amount:
                                                    ------------------

                                  Print Name:

                                  Address:
                                          --------------------------------------
                                  ----------------------------------------------
                                  ----------------------------------------------